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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 7 to the Registration Statement on Form S-11 of our report dated March 14, 2016 relating to the financial statements and financial statement schedules, which appears in Carey Watermark Investors 2 Incorporated's Annual Report on Form 10-K for the year ended December 31, 2015. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York
October 21, 2016

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM